Exhibit 99.2

RISK FACTORS

Unless otherwise stated herein or the context otherwise requires, certain capitalized terms are used as defined in Exhibit 99.1 to the Form 8-K filed concurrently herewith.

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to our Business

The impact of the COVID-19 pandemic and the measures implemented to contain the spread of the virus have had, and are expected to continue to have, a material adverse impact on our business and results of operations.

The COVID-19 pandemic and the resulting containment measures have caused economic and financial disruptions that have materially adversely affected, and are expected to continue to materially adversely affect, our business and results of operations. The extent to which the pandemic will continue to materially adversely affect our business and results of operations will depend on numerous evolving factors and future developments that we are not able to predict, including the duration, spread and severity of the pandemic; the nature, extent and effectiveness of containment measures; the extent and duration of the effect on the economy, unemployment, construction and housing prices; and how quickly and to what extent normal economic and operating conditions can resume.

The COVID-19 pandemic and containment measures have contributed to, among other things:

•	significant and rapid economic contraction and a record rise in unemployment;

•	adverse impacts on the progress of construction on our borrowers’ projects and their respective abilities to complete projects in accordance with the terms of their loans;

•	adverse impacts on the demand for and the value of some types of commercial and residential real estate that may delay or otherwise adversely impact our borrowers’ ability to sell or lease properties they are developing in an amount sufficient to repay their loans;

•	a significant increase in loans in default and slowdown in the rate of new loan originations, primarily as a result of the adverse impacts on the creditworthiness of our borrowers and other counterparties and their ability to pay amounts owed to us and our ability to collect such amounts;

•	adverse impacts on capital and credit market conditions, which may limit our access to and increase the cost of capital;

•	an increased risk to the value of our investment in mortgage notes receivable, which has the potential to result in impairment charges;

•	an increased risk of potential delays in foreclosure proceedings and the enforcement of our rights with respect to loans in default;

•	delays in foreclosure proceedings, including moratoriums in some jurisdictions, and the enforcement of our rights with respect to loans in default; and

•	an increased risk of an information or cyber-security incident, fraud, or a failure to maintain the uninterrupted operation of our information systems, among other things, as a result of an increase in remote work.

To the extent these impacts continue or intensify, or return to the extent they have diminished, we expect our business and results of operations to be adversely affected.

We experienced an increase in the amount of loans in contractual default and have increased our loan loss provision in 2020. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Indicators of Financial Condition and Operating Performance-Credit Quality of our Loan Portfolio” in our Form 10-Q for the quarter ended September 30, 2020.

The pandemic and containment measures have caused us to modify our strategic plans and business practices, including the amount of capital deployed and the property types that we lend on and may adversely affect our plans to remediate the material weaknesses in our internal control over financial reporting.

If the impact from the pandemic is prolonged, it could increase the negative impacts to our business and may also heighten many of the other risks described in this “Risk Factors” section. We do not yet know the full extent of how COVID-19 and the containment measures will affect our business and results of operations, however, the continuing effects are expected to have a material adverse impact on our business and results of operations.

Our loan origination activities, revenues and profits are limited by available funds. If we do not increase our working capital, we will not be able to grow our business.

As a commercial real estate finance company, our revenue and net income is limited to interest and fees received or accrued on our loan portfolio. Our ability to originate real estate loans is limited by the funds at our disposal. We intend to use the proceeds from the repayment of outstanding loans and any additional capital, raised publicly, privately, or in the Private REIT to originate real estate loans. We cannot assure you that such funds will be available in sufficient amounts to enable us to expand our business.

Our inability to manage future growth effectively could have an adverse impact on our financial condition and results of operations.

Our ability to implement our business strategy and grow our business depends upon our ability to identify and originate additional mortgage loans that meet our underwriting criteria, which may include making loans in additional geographic areas where we have little experience and understanding of the market. Additionally, we may not be able to hire and train sufficient personnel or develop management, information and operating systems suitable for our growth. Any failure to effectively manage our future growth could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In the future, we may modify our underwriting standards and methods of obtaining financing to make mortgage loans without stockholder approval, which may increase the level of risk in an investment in our securities.

While we have no current intention of modifying the historical loan initiation standards in any material manner, we may do so in the future if we believe it would be favorable to our business. For example, the criteria necessary for a borrower to qualify for a loan may be made less stringent, which could result in an increased amount of loan defaults. We may also determine in the future to issue preferred stock and may incur indebtedness to fund an increase of our loan portfolio or for other working capital purposes. Any such actions may be taken without stockholder approval. Issuing preferred stock or incurring indebtedness may reduce the amount of capital that will be available for distribution to stockholders and the amount available to make new loans if the funds are necessary to make required payments under such instruments. Any such changes could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

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We depend on our senior management team based upon their long-standing business relationships, the loss of any of whom could threaten our ability to operate our business successfully.

Our future success depends, to a significant extent, upon the continued services of our management team. The mortgage lending experience of our senior management team and the extent and nature of relationships they have developed with developers and owners of residential and commercial properties are critical to our success. We cannot assure their continued employment. For example, Adam J. Fountain resigned as our Executive Vice President as of March 31, 2020 although he continues to provide consulting services to us in connection with the Private REIT. The loss of services of one or more members of our management team could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to hire and retain qualified loan originators or grow and maintain our relationships with key loan brokers, and if we are unable to do so, our ability to implement our business and growth strategies could be limited.

We depend on our loan originators to generate borrower clients by, among other things, developing relationships with commercial property owners, real estate agents and brokers, developers and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. The market for loan originators is highly competitive and may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract, motivate or retain a sufficient number of skilled loan originators, at a reasonable cost or at all, our business could be materially and adversely affected. We also depend on our network of loan brokers, who generate a significant portion of our loan originations. While we strive to cultivate long-standing relationships that generate repeat business for us, brokers are free to transact business with other lenders and have done so in the past and will do so in the future. Our competitors also have relationships with some of our brokers and actively compete with us in bidding on loans shopped by these brokers. We also cannot guarantee that we will be able to maintain or develop new relationships with additional brokers.

We may not be able to obtain or maintain required licenses and authorizations to conduct our business and may fail to comply with various state and federal laws and regulations applicable to our business.

In general, lending is a highly regulated industry in the United States and we are required to comply with, among other statutes and regulations, certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans, the USA Patriot Act, regulations promulgated by the Office of Foreign Asset Control, and U.S. federal and state securities laws and regulations. In addition, certain states have adopted laws or regulations that may, among other requirements, require licensing of lenders and financiers, prescribe disclosures of certain contractual terms, impose limitations on interest rates and other charges, and limit or prohibit certain collection practices and creditor remedies.

Among the states that we make loans in, we are currently subject to licensing requirements in Oregon and Idaho. There is no guarantee that we will be able to obtain, maintain or renew any required licenses or authorizations to conduct our business or that we would not experience significant delays in obtaining these licenses and authorizations. As a result, we could be delayed in conducting certain business if we were first required to obtain certain licenses or authorizations or if renewals thereof were delayed. Furthermore, once licenses are issued and authorizations are obtained, we are required to comply with various information reporting and other regulatory requirements to maintain those licenses and authorizations, and there is no assurance that we will be able to satisfy those requirements or other regulatory requirements applicable to our business on an ongoing basis, which may restrict our business and could expose us to penalties or other claims.

Any failure to obtain, maintain or renew required licenses and authorizations or failure to comply with regulatory requirements that are applicable to our business could result in material fines and disruption to our business and could have a material adverse effect on our business, financial condition, operating results and our ability to make distributions to our equity holders.

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The accuracy of our financial statements may be materially affected if our estimates, including loan loss allowances, prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States, or “GAAP,” require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include but are not limited to assessing the adequacy of the allowance for loan losses and assessing impairments on real estate held for use or held for sale. These estimates, judgments and assumptions are inherently uncertain, especially in turbulent economic times, and, if they prove to be wrong, then we face the risk that charges to income will be required, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In addition, in June 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-13, “Financial Instruments-Credit Losses, Measurement of Credit Losses on Financial Instruments (Topic 326),” which replaces the current “incurred loss” model for recognizing credit losses with an “expected loss” model referred to as the Current Expected Credit Loss model, or CECL. Under the CECL model, which we adopted in the fourth quarter of 2020 for the annual period as of and ending December 31, 2020 with an adoption date of January 1, 2020, the measurement of expected credit losses is to be based on information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This differs significantly from the “incurred loss” model previously required under GAAP, which delayed recognition until it was probable a loss had been incurred. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the fourth quarter of 2020. Given that we make short-term, fixed rate loans, we do not expect that our adoption of the CECL model in the fourth quarter of fiscal year 2020 will materially affect our allowance for loan losses. However, the adoption of CECL may result in a greater impact on our allowance for loan losses than currently anticipated, and is likely to result in greater variability in our allowance for loan losses from period to period.

We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance efforts.

As privately held companies, the companies comprising the Predecessor Company Group were not required to comply with certain public company obligations. As a public company, we are incurring significant additional legal, accounting, insurance and other expenses. The Dodd-Frank Wall Street Report and Consumer Protection Act of 2010, as amended, and the Sarbanes-Oxley Act, as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. Compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, have and will continue to increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. These laws, rules and regulations have made it more expensive for us to obtain director and officer liability insurance. The substantial increase in legal, accounting, insurance and certain other expenses negatively impact our results of operations and financial condition.

We may be subject to “lender liability” litigation.

A number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. From time to time, borrowers or other participants in projects we have financed have threatened lender liability claims against us and may do so in the future. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type were to arise.

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Several members of our senior management team do not have prior experience in operating a public company.

Our Chief Executive Officer, Chief Operating Officer and Chief Credit Officer did not have experience in managing a publicly traded company prior to the Business Combination. As such, our management team may encounter difficulties in successfully or effectively complying with our reporting and other obligations under federal securities laws and other regulations and in connection with operating as a public company. Our management team has been and may continue to be required to devote significant time to these activities, which could result in less time being devoted to our management and growth.

If members or former members of our management engage in business activities of the types conducted by us, we may be materially adversely affected.

Certain members and former members of our management and their affiliates have in the past provided management services to other real estate lending companies that originate and acquire mortgages. In prior years, such persons invested in second deed of trust liens for their own accounts or for the accounts of others, where we have made a first deed of trust lien, or in the equity of a borrower or the developer that owns the secured property. Certain members and former members of our management have entered into restrictive covenant agreements with non-competition provisions. If these agreements are not effective in preventing these parties from engaging in business activities that are competitive with us, it could have a material adverse effect on our business, financial condition, results of operations or prospects and our ability to make distributions to our equity holders.

Market Risks Related to Real Estate Loans

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our loans and harm our operations.

A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our loans and harm our financial condition and results of operations and limit our ability to raise capital. As a result, we believe the risks associated with our business will be more severe during periods of economic slowdown or recession because these periods are likely to be accompanied by declining real estate values and declining demand for new mortgage loan originations. Declining real estate values are likely to have one or more of the following adverse consequences:

•	reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties;

•	make it more difficult for existing borrowers to remain current on their payment obligations;

•	significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of collateral may be insufficient to cover our cost on the loan; and

•	reduce the speed or ability for our mortgages to be repaid upon their balloons through the sale or refinance of our collateral.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our interest income from loans in our portfolio as well as our ability to originate new loans, which could adversely affect our business, financial condition and operating results and our ability to make distributions to our equity holders.

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In addition, public health crises, pandemics and epidemics, such as the COVID-19 pandemic, which has broadly impacted the economy, could have a material adverse effect on economic activity, including our business by reducing the demand for commercial or residential real estate that our borrowers might have developed or increasing the time and expense of such development projects.

An increase in interest rates could adversely affect our ability to generate income and pay dividends.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. The rising cost of borrowing may cause reduced demand for real estate, possibly resulting in declining real estate values. Declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default. In addition, rising interest rates may also cause loans that we originated prior to an interest rate increase to provide yields that are below prevailing market interest rates. These factors could adversely affect our business, financial condition, results of operations and our ability to make distributions to our equity holders.

We operate in a highly competitive market and competition could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market and we believe these conditions will persist for the foreseeable future as the financial services industry continues to consolidate, producing larger, better capitalized and more geographically diverse companies with broad product and service offerings, and new entrants come into the real estate lending market. As a result, our profitability depends, in large part, on our ability to compete effectively.

Our existing and potential future competitors include “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, credit unions, insurance companies, mutual funds, pension funds, private equity funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices and high net worth individuals. We may also compete with companies that partner with and/or receive financing from the U.S. government. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. In addition, larger and more established competitors may enjoy significant competitive advantages, including enhanced operating efficiencies, more extensive referral networks, greater and more favorable access to investment capital and more desirable lending opportunities. Several of these competitors, including mortgage REITs, have recently raised or are expected to raise significant amounts of capital, which enables them to make larger loans or a greater number of loans. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us, such as funding from various governmental agencies or under various governmental programs for which we are not eligible. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of possible loan transactions or to offer more favorable financing terms than we could. For example, we may find that the pool of potential qualified borrowers available to us is limited. Finally, as a REIT and because we operate in a manner intended to be exempt from the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may face further restrictions to which some of our competitors may not be subject. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders. As a result of these competitive factors, we may not in the future be able to originate and fund mortgage loans on favorable terms, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Prepayment rates are difficult to predict and may result in excess capital; the inability to redeploy this capital at comparable yields or risk could result in lower income.

The frequency at which prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) occur on our mortgage loans is difficult to predict and is affected by a variety of factors, including the prevailing level of interest rates, economic, demographic, tax, social, legal, legislative and other factors. To the extent that faster prepayment rates occur, the principal payments received from prepayments may be reinvested in lower-yielding mortgage loans, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates, then there could be an adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

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Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

We cannot predict the severity of the effects that potential future terrorist attacks could have on us. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the United States and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs and limit our ability to raise capital. The economic impact of such events could also adversely affect the credit quality of some of our loans and the property underlying our loans. Losses resulting from these types of events may not be fully insurable.

Risks Related to Our Loan Portfolio

We may be adversely affected by the economies and other conditions of the markets in which we operate, and in particular, that of certain states in which we have a high concentration of loans.

The geographic distribution of our loan portfolio exposes us to risks associated with the real estate and commercial lending industry in general, and to a greater extent within the states and regions in which we have concentrated our loans. These risks include, without limitation:

•	declining real estate values;

•	overbuilding;

•	extended vacancies of properties;

•	increases in operating expenses such as property taxes and energy costs;

•	changes in zoning laws;

•	rising unemployment rates;

•	occurrence of environmental events;

•	rising casualty or condemnation losses; and

•	uninsured damages from floods, hurricanes, earthquakes or other natural disasters.

At September 30, 2020, our total committed mortgage loans were most concentrated in the states of Washington, Colorado and Utah, and to a lesser extent, Texas, Oregon, and Idaho.

While we make loans in additional markets, we remain particularly subject to the general economic and market conditions in the six states identified above. The occurrence of any one or more of the above enumerated conditions in such states could cause a decline in the value of properties securing our loans which would reduce the value of the collateral and the potential proceeds available to borrowers to repay their loans. For example, COVID-19 may negatively impact the commercial and residential real estate markets, which could reduce demand and the value for properties and make it less likely that a borrower can sell or lease the property they are developing in an amount sufficient to repay the borrower’s loan, or that a developer, who would be our borrower, will elect to go forward with a new project.

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In the event that we should foreclose on a property, we may be unable to sell it at a value that would allow us to recoup the proceeds of the loan. Any such events that would increase volatility of values of residential and commercial properties could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Additionally, other neighboring states may become more attractive for investors, developers, builders and other commercial borrowers based on favorable costs and other conditions to construct or improve or renovate real estate properties. Changes in other markets may result in increased development and demand for loans in those markets and result in a corresponding decrease in development and demand for loans in the markets in which we concentrate our loan activity. Any adverse economic or real estate developments or any adverse changes in the local business climate in any such states could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Borrowers that incur mortgage loans from us may not qualify for conventional bank financing or would be regarded as higher risk borrowers, and on such basis, may be more likely to default on repayment of their loans.

Borrowers who are obligated under the mortgage loans that we issue are sometimes persons who do not qualify for conventional bank financing or who could be regarded to be higher risk borrowers. Consequently, these borrowers are more likely to default on the repayment of their obligations. In the event of any default under a mortgage loan issued by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In addition, we extend mortgage loans to borrowers who are not organized as single purpose entities. A single purpose entity structure can allow a lender to better isolate the borrower and its assets from consolidation into a bankruptcy case filed on behalf of its affiliates. Because we extend mortgage loans to borrowers not organized as single purpose entities, there could be an increased risk that we may not be able to maintain our security interest in the mortgage collateral, thereby decreasing recovery in the event of a default in a mortgage loan.

Short-term loans may involve a greater risk of loss than traditional mortgage loans.

Borrowers usually use the proceeds of a long-term mortgage loan or sale to repay a short-term loan. Typically, we issue short-term mortgage loans with initial terms less than twelve months, subject to extension at our option. We may therefore depend on a borrower’s ability to obtain permanent financing or sell the property to repay our loan, which could depend on market conditions and other factors. In a period of rising interest rates or tightening credit markets, it may be more difficult for borrowers to obtain long-term financing, which increases the risk of non-payment. Short-term loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of a default, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the interim loan. To the extent we suffer any such losses with respect to our mortgage loans, such losses could result in a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

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We make construction loans, which are subject to additional risks as compared to loans secured by existing structures or land.

As of September 30, 2020, over 70% of our total commitments were construction loans. Construction loans are subject to additional risks that may not be applicable to loans secured by existing structures and land. Construction budgets may be unrealistic or unforeseen variables may arise, prolonging the development and increasing the costs of the construction project, which may delay the borrower’s ability to sell or rent the finished property, which would be the source of funds for repayment of the loan. While we believe we have reasonable procedures in place to manage construction funding loans, there can be no certainty that we will not suffer losses on construction loans. In addition, if a builder fails to complete a project, we may be required to complete the project. Any such default could result in a substantial increase in costs in excess of the original budget and delays in completion of the project.

Furthermore, construction loans are subject to risks of cost overruns and non-completion for construction, renovation, refurbishment or expansion by a borrower of a mortgaged property. Costs of construction or renovation to bring a property up to market standards for the intended use of that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks, permitting risks, other construction risks, and subsequent leasing of the property not being completed on schedule or at projected rental rates. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may be unable to make payments of interest or principal to us, which could materially and adversely affect us.

Additionally, we may make construction loans without having all the funds on hand that will ultimately be required for final funding of the loan. In the event that we suffer substantial borrower defaults, overestimate the pace of repayments of loans or are unable to obtain or raise additional capital, we may be unable to fund all of our construction loan commitments. In the event that we suffer substantial borrower defaults, or are unable to raise additional capital, we may be unable to fund a performing construction loan.

Any default on a construction loan by a borrower, or our default in funding a construction loan as called for in the loan agreement, could have a material adverse effect to our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Loans secured by first deed of trust liens on residential real estate are subject to increased risk.

At September 30, 2020, approximately 58% of our total commitments were secured by residential real property. None of these loans are guaranteed by the U.S. government or any government sponsored enterprise. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the enforceability of the lien will significantly impact the value of such mortgage. In the event of a foreclosure, we may assume direct ownership of the underlying collateral. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.

Further, residential mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as a mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders. In addition, our loans are or will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments.

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Most of our loans include a balloon payment at maturity, which payment commonly represents the full amount due under the loan. Failure by borrowers to make the balloon payments when due could have a material adverse impact on our financial condition.

Our loan payment terms customarily require a balloon payment at maturity. Given the fact that many of the properties securing our loans are not income producing, and most of the borrowers are entities with no assets other than the single property that is the subject of the loan, borrowers may have considerable difficulty making the balloon payment at maturity. Borrowers’ inability to repay loans at maturity, together with all the accrued interest thereon, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Many of the properties securing our mortgage loans are not income producing, thus increasing the risks of delinquency and foreclosure.

Most of our loans are secured by properties, whether residential or commercial, that are under development, construction or renovation and are not income producing. The risks of delinquency and foreclosure on these properties may be greater than similar risks associated with loans made on the security of income producing properties. In the case of income producing properties, the ability of a borrower to repay the loan typically depends primarily upon the successful operation of such property. If the net operating income of the subject property is reduced, the borrower’s ability to repay the loan, or our ability to receive adequate returns on its loans, may be impaired.

In the case of non-income producing properties, the expectation is that our loans will be repaid out of sale or refinancing proceeds. Thus, the borrower’s ability to repay our mortgage loans will depend, to a great extent, on the value of the property at the maturity date of the loan. In the event of any default under a mortgage loan issued by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan may be an expensive and lengthy process, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

To the extent that our loan documentation or files contain defects, inaccuracies or inconsistencies, or our loan due diligence processes prove to be inadequate, we could experience decreased recoveries in the event of foreclosure and thereby potentially reduce the amount of distributions to our common stockholders.

While we endeavor to maintain accurate and complete loan documentation and loan files, from time to time, our loan documentation and files may contain defects, inaccuracies or inconsistencies, or information that is incorrect or out of date. To the extent this occurs, or our loan due diligence processes prove to be inadequate, there is a risk that, in the event of a default, we will not be able to enforce our rights to foreclose upon the collateral securing such defaulted loans. If this were to occur, the amount available to our common stockholders for distributions could potentially be reduced.

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Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our loans.

Liability relating to environmental matters may decrease the value of the underlying properties securing our loans and may adversely affect the ability of a person to sell or rent such property or borrow using such property as collateral. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on, about, under or in its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. We do not always conduct a Phase I environmental survey as part of our underwriting process. To the extent that an owner of an underlying property becomes liable for removal costs, testing, monitoring, remediation, bodily injury or property damage, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset related to such property. If we acquire any properties by foreclosure or otherwise, the presence of hazardous substances on a property may adversely affect the property’s value and our ability to sell the property. Additionally, we may incur substantial remediation costs, thereby harming our financial condition. The discovery of environmental liabilities attached to such properties could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our equity holders. Moreover, some U.S. federal, state and local laws provide that, in certain situations, a secured lender, such as ourselves, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or previous owner caused the environmental damage. Therefore, the presence of hazardous substances on certain property could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Declining real estate valuations could result in impairment charges, the determination of which involves a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on us.

We review our loan portfolio for impairment on a quarterly and annual basis and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indicators of impairment include, but are not limited to, a sustained significant decrease in the value of the collateral securing the loan, including the value of the real estate and other assets pledged to secure the loan as well as personal guarantees by the principals of the borrower, or a borrower’s inability to stay current with respect to its obligations under the terms of the loan. A significant amount of judgment is involved in determining the presence of an indicator of impairment. If we determine that the value of the collateral is less than the amount outstanding on the loan or the amount that may become due upon the maturity of the loan, a loss must be recognized for the difference between the fair value of the property and the carrying value of the loan. The evaluation of the market value of the underlying collateral requires a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Our reserves for loan losses may prove inadequate, which could have a material adverse effect on us.

We evaluate our loans, and we will evaluate the adequacy of any future loan loss reserves we are required to recognize, on a quarterly basis. In the future, we may maintain varying levels of loan loss reserves. Our determination of asset-specific loan loss reserves may rely on material estimates regarding the fair value of any loan collateral. The estimation of ultimate loan losses, provision expenses and loss reserves is a complex and subjective process. As such, there can be no assurance that our judgment will prove to be correct and that any future loan loss reserves will be adequate over time to protect against losses inherent in our portfolio at any given time. Any such losses could be caused by various factors, including, but not limited to, unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, industries in which our borrowers operate or markets in which our borrowers or their properties are located. If our future reserves for loan losses prove inadequate, we may suffer losses, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

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Our due diligence may not reveal all of the risks associated with a mortgage loan or the property that will be mortgaged to secure the loan, which could lead to losses.

Despite our efforts to manage credit risk, there are many aspects of credit risk that we cannot control. Our credit policies and procedures may not be successful in limiting future delinquencies, defaults and losses, or they may not be cost effective. Our underwriting reviews and due diligence procedures may not be effective in identifying all potential credit risks. Borrower and guarantor circumstances could change during the term of the loan. The value of the properties collateralizing or underlying the loans may decline. The frequency of default and the loss severity on loans upon default may be greater than we anticipate. If properties securing our mortgage loans become real estate owned as a result of foreclosure, we bear the risk of not being able to sell the property and recover our investment and of being exposed to the risks attendant to the ownership of real property.

Before approving and funding a mortgage loan, we undertake due diligence of the borrower, its principals (if the borrower is not an individual) and the property that will be mortgaged to secure the loan. Such due diligence includes review of (i) the credit history of the borrower if an individual, and to the extent available and considered materially significant, a business entity, if applicable, (ii) the borrower and guarantor or guarantors’ financial statements and tax returns, (iii) the independently appraised value of the property, (iv) legal and lien searches against the borrower, the guarantors and the property, (v) where deemed appropriate, a certificate or insurance binder of hazard insurance, (vi) a review of the documentation related to the property, including title information and (vii) other reviews and/or assessments that we may deem appropriate to conduct. There can be no assurance that we will conduct any specific level of due diligence, or that, among other things, the due diligence process will uncover all relevant facts, which could result in losses on the loan in question, which, in turn, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Third-party diligence reports are made as of a point in time and are therefore limited in scope.

Appraisals, engineering, and environmental reports, as well as a variety of other third-party reports, are generally obtained with respect to each of the mortgaged properties underlying our loans at or about the time of origination. Appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the properties may fluctuate significantly after the date that appraisals are performed. In addition, any third-party report, including any engineering report, environmental report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance, remediation and capital improvement items. Any missing or incomplete information in the appraisal and engineering and environmental reports prepared by third parties may affect our loan underwriting, and if foreclosure on the property became necessary, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

If casualty insurance is prohibitively expensive or unavailable for certain events, or the borrower were to allow its casualty insurance to lapse, then, in the event a casualty were to occur, our loan may not be adequately secured.

Our policy is to require fire and/or casualty insurance on property improvements that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. There are certain disasters, however, for which no insurance is available or for which insurance may be deemed to be too expensive (examples would include flood and earthquake insurance). Furthermore, we have no control over the borrower’s actions or the state of the property that might reduce available coverage, call for economically prohibitive premiums, or otherwise render the subject real property uninsurable. In addition, should insurance coverage lapse due to premiums not paid by the borrower, or should a policy be cancelled for other reasons, we may not be protected unless substitute or new insurance is in force. In this event, we may be required to pay the premiums to maintain such insurance, to the extent available, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

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Risks Related to Our REIT Qualification and Investment Management Regulation

We cannot assure you that we will be able to successfully manage our business as a REIT.

The Predecessor Company Group had limited experience operating as a REIT. The REIT provisions of the Internal Revenue Code of 1986, as amended (the “Code”), are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Failure to qualify as a REIT would subject us to income taxation (including interest and possibly penalties for prior periods in which we failed to qualify as a REIT) as a regular “C” corporation, which would reduce the amount of cash available for distribution to our stockholders.

Qualifying as a REIT involves highly technical and complex provisions of the Code and therefore, in certain circumstances, may be subject to uncertainty.

In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets, the sources of our income and the diversity of our stock ownership. Also, we generally must make distributions to our stockholders aggregating annually at least 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and excluding net capital gain). Compliance with these requirements and all other requirements for qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. Even a technical or inadvertent mistake could jeopardize our REIT status. In addition, the determination of various factual matters and circumstances relevant to REIT qualification is not entirely within our control and may affect our ability to qualify as a REIT.

If we fail to qualify as a REIT, we will be subject to tax as a regular “C” corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable period ending December 31, 2019, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020 and subsequent taxable years. Our continued qualification as a REIT will depend on our ability to meet, on an ongoing basis, various complex requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the annual REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

If we fail to qualify for taxation as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease our cash available for distribution to our stockholders.

Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify. We would also fail to qualify as a REIT in the event we were treated under applicable U.S. Treasury regulations as a successor to another REIT whose qualification as a REIT was previously terminated or revoked. If a Predecessor Company failed to qualify as a REIT prior to the Business Combination, it is possible that we would be treated as a successor REIT under the foregoing rules and thus be unable to qualify as a REIT.

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Our ownership of and relationship with taxable REIT subsidiaries is limited, and a failure to comply with the limits would jeopardize our REIT qualification, and our transactions with our taxable REIT subsidiaries may result in the application of a 100% excise tax if such transactions are not conducted on arm’s-length terms.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries (“TRSs”). A TRS may earn income that would not be qualifying income if earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. A domestic TRS will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Our wholly owned subsidiary that provides certain investment management services with respect to our assets as well as to third parties has elected to be treated as a TRS. We may elect for certain other of our subsidiaries to be treated as TRSs. Our TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax income will be available for distribution to us but will not be required to be distributed to us. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.

To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments for any reason, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory, other than foreclosure property.

Even if we qualify as a REIT, we may be subject to some taxes that will reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, taxes on income from some activities conducted or sales made as a result of a foreclosure, excise taxes, and state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Moreover, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory (other than foreclosure property), we may hold some of our assets through a TRS or other subsidiary corporation that will be subject to corporate level income tax at regular corporate rates. In addition, if a TRS borrows funds either from us or a third party, such TRS may be unable to deduct all or a portion of the interest paid, resulting in a higher corporate tax liability. Furthermore, the Code imposes a 100% excise tax on certain transactions between a TRS and a REIT that are not conducted on an arm’s length basis. We intend to structure any transaction with a TRS on terms that we believe are arm’s length to avoid incurring this 100% excise tax. There can be no assurances, however, that we will be able to avoid application of the 100% excise tax. The payment of any of these taxes would reduce our cash flow.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT.

If the fair market value or income potential of our qualifying assets for purposes of our qualification as a REIT declines as a result of increased interest rates, changes in prepayment rates, general market conditions, government actions or other factors, or the fair market value of or income from non-qualifying assets increases, we may need to increase our qualifying real estate assets and income or liquidate our non-qualifying assets to maintain our REIT qualification. If the change in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets we may own. We may have to sell or acquire assets or make other decisions that we otherwise would not make absent our REIT election.

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The REIT distribution requirements could adversely affect our ability to execute our business plan and may force us to incur debt or sell assets during unfavorable market conditions to make such distributions.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and excluding net capital gain) each year, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our “REIT taxable income” each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. We intend to make distributions to our stockholders to comply with the REIT distribution requirements.

Our taxable income may substantially differ from our net income based on U.S. GAAP, and differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may recognize interest or other income on a mortgage loan for U.S. federal income tax purposes before we receive any payments of interest on such mortgage. We may also hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. Moreover, under the Tax Cuts and Jobs Act, or the “TCJA,” we are generally required to take certain amounts into income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income by us earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income.” In addition, the TCJA limits the deduction for business interest expense to 30% of “adjusted taxable income,” which could result in the deduction allowable in the computation of taxable income to be less than the amount of interest payments actually made during the tax year. Additionally, we may also be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness.

As a result, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible in certain circumstances to make distributions sufficient to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. In such circumstances, we may be forced to incur debt on unfavorable terms, sell assets at disadvantageous prices, distribute amounts that would otherwise have been invested in future loans, or make a taxable distribution of shares of our common stock, as part of a distribution in which stockholders may elect to receive shares (subject to a limit measured as a percentage of the total distribution).

We may be required to report taxable income from certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made or the debt instrument is disposed of or retired. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, we may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Moreover, debt instruments that we originate or acquire may be issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If any such debt instrument turns out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

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Additionally, as described above, under the TCJA, we are generally required to take certain amounts into income no later than the time such amounts are reflected on certain financial statements. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income.”

Finally, in the event that any debt instruments held or acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on whether such loss is ordinary or capital and on us having taxable income, in that later year or thereafter.

Our investments in construction loans will require us to make estimates about the fair value of land improvements that may be challenged by the IRS.

We expect to invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) would not challenge our estimate of the loan value of the real property.

If any subsidiary REIT failed to qualify as a REIT, we could be directly or indirectly subject to higher taxes and could fail to remain qualified as a REIT.

We may directly or indirectly (through disregarded subsidiaries, pass-through entities or a TRS) own shares of a subsidiary that has elected to be taxed as a REIT for U.S. federal income tax purposes. Any such subsidiary REIT would be subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If any such subsidiary REIT were to fail to qualify as a REIT, then (i) such subsidiary REIT would become subject to U.S. federal income tax and applicable state and local taxes on its taxable income at regular corporate rates and (ii) our ownership of shares in such subsidiary REIT would cease to be a qualifying asset for purposes of the asset tests applicable to REITs. If any such subsidiary REIT not held indirectly through BRMK Management, Corp. or another TRS were to fail to qualify as a REIT, it is possible that we would fail certain of the asset tests applicable to REITs, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions.

We could have potential deferred and contingent tax liabilities as a result of acquiring assets in the Business Combination that were previously owned by non-REIT “C” corporations.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal corporate income tax at the highest regular rate (currently 21%) on all or a portion of the gain recognized from the disposition of any asset acquired from BRELF III in the Business Combination occurring within the five-year period following BRELF III’s REIT conversion on January 1, 2019. In other words, if during the five year period beginning on January 1, 2019, we recognize gain on the disposition of any asset BRELF III owned on January 1, 2019, then, to the extent of the excess of (i) the fair market value of such asset as of January 1, 2019, over (ii) BRELF III’s adjusted income tax basis in such asset as of January 1, 2019, we will be required to pay U.S. federal corporate income tax on this gain at the highest regular rate applicable to corporations. The same treatment would apply, for a period of as long as five years beginning on the date of the closing of the Business Combination, to any assets acquired in the Business Combination by us from a Predecessor Company that failed to qualify as a REIT in a taxable year ending on or prior to the Business Combination. These requirements could limit, delay or impede future sales of certain assets. We currently do not expect to sell any asset if the sale would result in the imposition of a material tax liability. We cannot, however, assure you that we will not change our plans in this regard.

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We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

To maintain our qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we would generally be required to distribute to our stockholders at least 90% of our REIT taxable income each year, which requirement we currently intend to satisfy through regular cash distributions to our stockholders out of legally available funds therefor. We have not, however, established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in our filings with the Securities and Exchange Commission. All distributions will be made at the discretion of our board and will depend on our earnings, our financial condition, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our board may deem relevant from time to time. We may not be able to make distributions in the future and our board may change our distribution policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay distributions to our stockholders: the profitability of the assets we hold or acquire; the allocation of assets between our REIT-qualified and non-REIT qualified subsidiaries; our ability to make profitable investments and to realize profits therefrom; and defaults in our asset portfolio or decreases in the value of our portfolio. As a result, we cannot assure you that we will achieve results that will allow us to make required cash distributions for any year.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could depress the market price of our stock if it is perceived as a less attractive investment.

The maximum tax rate applicable to income from “qualified dividends” payable by non-REIT “C” corporations to U.S. stockholders that are individuals, trusts and estates generally is 20% (which rate does not include the 3.8% net investment income tax). Dividends payable by a REIT, however, generally are not eligible for the current reduced rate, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received by such REIT from taxable corporations (such as a TRS), to income that was subject to tax at the REIT/corporate level, or to dividends properly designated by the REIT as “capital gains dividends.” Effective for taxable years beginning before January 1, 2026, non-corporate U.S. stockholders generally may deduct 20% of their dividends from REITs (excluding “qualified dividend” income and “capital gains dividends”). To qualify for this deduction, the U.S. stockholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. For those U.S. stockholders in the top marginal tax bracket of 37%, the deduction for applicable REIT dividends yields an effective income tax rate of approximately 30% on such REIT dividends, which is higher than the 20% tax rate on “qualified dividend” income paid by non-REIT “C” corporations. Although the reduced rates applicable to dividend income from non-REIT “C” corporations do not adversely affect the taxation of REITs or dividends payable by REITs, it could cause investors who are non-corporate taxpayers to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT “C” corporations that pay qualified dividends, which could depress the market price of investments in REITs, including our stock.

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In the future, we may seek to pay dividends in the form of stock, in which case holders of our stock may be required to pay income taxes in excess of the cash dividends they receive.

We may seek in the future to distribute taxable dividends that are payable in cash and stock, at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, stockholders receiving a distribution of shares of our stock may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. In addition, in such case, a U.S. stockholder could have a capital loss with respect to the stock sold that could not be used to offset such dividend income. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock, in which case, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. In addition, such a taxable stock dividend could be viewed as equivalent to a reduction in our cash distributions, and that factor, as well as the possibility that a significant number of our stockholders could determine to sell stock in order to pay taxes owed on dividends, may put downward pressure on the market price of our stock.

The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. The IRS modified Revenue Procedure 2017-45 with the issuance of Revenue Procedure 2020-19, which temporarily reduced the percentage of the total dividend that must be available in cash to at least 10% for distributions declared on or after April 1, 2020 and on or before December 31, 2020. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholders may be required to pay tax in excess of the cash that they receive.

Complying with the REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities (the “75% asset test”). The remainder of our investments (other than securities includable in the 75% asset test) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. Additionally, in general, no more than 5% of the value of our total assets (other than securities includable in the 75% asset test) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more TRSs, and debt instruments issued by publicly offered REITs, to the extent not secured by real property or interests in real property, cannot exceed 25% of the value of our total assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate or forgo otherwise attractive investment opportunities. These actions could have the effect of reducing our income and amounts available for distribution by us to our stockholders and the income and amounts available to service our indebtedness, if any.

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In addition to the asset tests set forth above, to qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and we may be unable to pursue investment opportunities that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for us to qualify as a REIT. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset. Compliance with the source-of-income requirements may also limit our ability to acquire debt instruments at a discount from their face amount. Thus, compliance with the REIT requirements may hinder our ability to make, or in certain cases, maintain ownership of, certain attractive investments and, thus, reduce our income and amounts available for distribution or to service our indebtedness, if any.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our stock.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxing authorities. Changes to the tax laws, with or without retroactive application, could have a material adverse effect on us and our stockholders. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to remain qualified as a REIT or the tax consequences of such qualification.

If we or the Private REIT were deemed to be an investment company under the Investment Company Act, we would be materially and adversely affected. The Private REIT Manager, the Company’s wholly owned subsidiary, may become subject to registration under the Investment Advisers Act in the future, subjecting it to substantial regulations.

If it were established that either the Company or the Private REIT was an unregistered investment company, such entity could be subject to monetary penalties and injunctive relief in an action brought by the SEC. An unregistered investment company could be unable to enforce contracts with third parties, and third parties might seek rescission of transactions undertaken during the period that it was established that the Company or the Private REIT was an unregistered investment company. In the event that the Company or the Private REIT were required to register as an investment company under the Investment Company Act, such entity would become subject to substantial regulation with respect to its capital structure, management, operations, restrictions on transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including possible constraints on holding illiquid assets, diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our and/or the Private REIT’s respective abilities to conduct business and would require any affected entity to significantly restructure its real estate finance business and its lending and/or loan participation strategies.

The Private REIT Manager will be required to register with the SEC as an investment adviser under the Investment Advisers Act if the Private REIT’s gross assets reach $150 million or more, unless another exemption to registration is available. As a registered investment adviser, the Private REIT Manager will become subject to substantial regulation with respect to its compliance policies and procedures, books and record keeping obligations, and duty to obtain client consent to certain transactions, including any change in control of the Private REIT Manager that would result in an “assignment” of its voting equity interests (as that term is defined in the Investment Advisers Act).

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Risks Related to Taxes and the Business Combination

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination did not qualify as a tax-free reorganization for U.S. federal income tax purposes with respect to a Predecessor Company, we may be subject to significant tax liabilities.

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination failed to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code with respect to a Predecessor Company, so long as such Predecessor Company qualified as a REIT at the time of the merger, such Predecessor Company generally would not have incurred a U.S. federal income tax liability so long as such Predecessor Company made distributions (which would have been deemed to include for this purpose the fair market value of the shares of our common stock issued pursuant to the applicable merger) to such Predecessor Company’s members in an amount at least equal to the net income or gain recognized on the deemed sale of such Predecessor Company’s assets to us. In the event that such distributions were not sufficient to eliminate all of such Predecessor Company’s tax liability as a result of the deemed sale of its assets to us, we would be liable for any remaining tax owed by such Predecessor Company as a result of such merger.

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination failed to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code with respect to a Predecessor Company and such Predecessor Company did not qualify as a REIT at the time of such merger, such Predecessor Company would generally have recognized gain or loss on the deemed transfer of its assets to us, and we would be liable for any tax imposed on such Predecessor Company, which tax could be significant.

We may be subject to adverse tax consequences if the IRS were to determine that one or more Predecessor Companies failed to qualify as a REIT for U.S. federal income tax purposes.

If the IRS were to determine that any Predecessor Company failed to qualify as a REIT through the consummation of the Business Combination, we may have inherited significant tax liabilities and could fail to qualify as a REIT. Even if we retain our REIT qualification, if any Predecessor Company did not qualify as a REIT or lost its REIT qualification for a taxable year ending on or with the Business Combination, we will face serious tax consequences that could substantially reduce our cash available for distribution to our stockholders because:

•	if any Predecessor Company did not qualify as a REIT at the time of the consummation of the Business Combination, the merger of such Predecessor Company could have failed to qualify as a “reorganization” under Section 368(a) of the Code with respect to such Predecessor Company;

•	we, as the successor by merger to each Predecessor Company, would have generally inherited any corporate income, excise and other tax liabilities of the Predecessor Companies, including penalties and interest, which inherited tax liabilities could be particularly substantial if such merger of such Predecessor Company failed to qualify as a “reorganization” within the meaning of Section 368(a) of the Code with respect to such Predecessor Company;

•	we may be subject to tax on certain built-in gain upon future disposition of each asset of each applicable Predecessor Company; and

•	we could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any earnings and profits accumulated by each applicable Predecessor Company during taxable periods that it did not qualify as a REIT.

As a result of these factors, any failure by one or more Predecessor Companies to have qualified as a REIT for any taxable year ending on or before the consummation of the Business Combination could impair our ability to expand our business and raise capital, and could materially adversely affect the value of our common stock.

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We have succeeded to certain of the Predecessor Companies’ tax liabilities.

We generally will take a carryover basis and holding period in the assets transferred in connection with the mergers of the Predecessor Companies in connection with the Business Combination. As the successor by merger, we generally are responsible for all of the Predecessor Companies’ liabilities including any unpaid taxes (and penalties and interest, if any), whether as a result of a failure by any Predecessor Company to have distributed all of its taxable income in any tax period, including the short taxable period ending on the date of the Business Combination, or taxes that might otherwise have been due and payable by such Predecessor Company. In addition to us inheriting such tax liabilities, if one or more Predecessor Companies failed to qualify as a REIT for any period ending on or prior to the Business Combination, the amount of the applicable Predecessor Companies’ tax liabilities inherited by us as a result of the Business Combination could be substantial.

Risks Related to Ownership of Our Securities

Our management team has broad discretion in the use of proceeds of securities offerings and, despite our efforts, we may invest or spend the proceeds of offerings in ways with which you may not agree or in ways which may not yield a significant return.

Our management team has broad discretion in the use of proceeds of securities offerings and, despite our efforts, we may invest or spend the proceeds of offerings in ways with which you may not agree or in ways which may not yield a significant return. We intend to use net proceeds from offerings for general corporate purposes, including to fund our lending activities. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. As a result, the net proceeds from offerings may be used for lending activities or other general business purposes that do not increase our operating results or enhance the value of our common stock.

Certain of our directors, who were formerly executive officers of the Predecessor Management Companies, own a significant portion of the outstanding shares of our common stock. These parties may have interests that differ from those of other stockholders.

As of September 30, 2020, approximately 3.5% of our outstanding shares of common stock were beneficially owned by our Chairman of the board, Joseph Schocken, and our Chief Executive Officer, Jeffrey Pyatt, who is also a director. Each of Messrs. Schocken and Pyatt was an executive officer of the Predecessor Management Companies prior to the Business Combination.

Each of Messrs. Schocken or Pyatt may be able to influence the outcome of matters submitted for director action, subject to the obligation of each such director to comply with his statutory duties under Maryland law, and may be able to influence matters submitted for stockholder action, including the election of our board and approval of significant corporate transactions, including business combinations, consolidations and mergers.

Each of Messrs. Schocken or Pyatt is able to exert influence on us, and may be able to exercise his influence in a manner that is not in the interests of our other stockholders. Such influence could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our securities to decline or prevent our stockholders from realizing a premium over the market price for stock. Prospective investors in our common stock should consider that the interests of such directors may differ from their interests in material respects.

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We have identified certain material weaknesses in our internal control over financial reporting. We may not remediate these material weaknesses on a timely basis, or may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations. As a result, investors could lose confidence in our financial and other public reporting, which would then be likely to negatively affect our business and the market price of our securities.

Material weaknesses in our internal control over financial reporting were identified as of December 31, 2019 for Broadmark Realty and as of December 31, 2018 for the Predecessor Companies. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. We are taking steps to remediate these material weaknesses. These remediation measures are time consuming and costly, and might place significant demands on our financial, accounting and operational resources. See Item 9A of our Form 10-K for the year ended December 31, 2019 and Part I, Item 4 of our Form 10-Q for the quarter ended September 30, 2020.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and is important in helping to prevent mistakes in and restatements of our financial statements and financial fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or identification of any additional material weaknesses that may exist, may adversely affect the accuracy and timing of our financial reporting, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, we may be unable to prevent fraud, investors may lose confidence in our financial reporting, and the price of our securities may decline as a result. In addition, we may be subject to lawsuits or regulatory discipline if we fail to establish and maintain effective internal control over our financial reporting.

Any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be new material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. In addition, our reporting obligations as a public company could place a significant strain on our management, operational and financial resources and systems for the foreseeable future and may cause us to fail to timely achieve and maintain the adequacy of our internal control over financial reporting. There is no assurance that the measures we are currently undertaking or may take in the future will be sufficient to establish and maintain effective internal controls or to avoid potential future deficiencies in internal control, including material weaknesses.

No independent registered public accounting firm has ever performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, because no such evaluation has been required in prior years. Had any independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified. Our independent registered public accounting firm is not required to attest to and report on the effectiveness of the internal control over financial reporting of any of our entities until after we cease to be an emerging growth company. At that time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting are documented, designed, or operating. Failing to remediate existing material weaknesses and maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results and could cause a decline in the price of our securities.

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We may issue additional shares of common stock upon the exercise of Warrants or for other purposes, which would dilute your ownership interests and may depress the market price of our common stock.

We currently have warrants outstanding to purchase approximately 15.6 million shares of common stock in the aggregate at an aggregate purchase price of $11.50 per share. Further, there were approximately 4 million shares of common stock remaining available for issuance pursuant to equity awards under the Broadmark Realty 2019 Stock Incentive Plan at September 30, 2020. We may also issue additional shares of common stock or other equity securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without stockholder approval in many circumstances.

Our issuance of additional shares of common stock or other equity securities would have the following effects:

•	our existing stockholders’ proportionate ownership interest in us may decrease;

•	the amount of cash available for payment of dividends may decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of our common stock may decline.

Our stockholders have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders will face.

Our board determines our major policies, including our policies regarding financing, growth and debt capitalization. Our board may amend or revise these and other policies without a vote of our stockholders. The broad discretion of our board in setting policies and the inability of our stockholders to exert control over those policies increases the uncertainty and risks such stockholders will face. In addition, our board may change its investment objectives without seeking stockholder approval. Although our board has duties to us under Maryland law and intends only to change its investment objectives when our board determines that a change is in our best interest, a change in our investment objectives could cause a decline in the value of the stockholders’ investment in us.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (i) actually received an improper benefit or profit in money, property or services or (ii) was actively and deliberately dishonest as established by a final judgment, which was material to the cause of action. Moreover, (i) our charter requires us to indemnify our directors and officers to the maximum extent permitted under Maryland law and (ii) we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law, except as expressly limited by the indemnification agreements. As a result, we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons.

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Certain provisions of Maryland law could inhibit changes of control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests.

Certain provisions of the Maryland General Corporation Law (the “MGCL”) may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“Business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes certain fair price and/or supermajority stockholder voting requirements on these combinations; and

•	“Control share” provisions that provide that holders of our “control shares” (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights with respect to their control shares, except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

By resolution of our board, we have opted out of the business combination provisions of the MGCL, which means that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by a majority of our directors (including a majority of directors who are not affiliates or associates of such persons). In addition, pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our board may by resolution elect to opt into the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt into the control share provisions of the MGCL in the future. Notwithstanding the foregoing, an alteration or repeal of the board resolutions exempting such business combinations will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Our charter contains certain provisions restricting the ownership and transfer of our capital stock that may delay, defer or prevent a change of control transaction that might involve a premium price for holders of our common stock or that our stockholders otherwise believe to be in their best interests.

Our charter contains certain ownership limits with respect to our capital stock. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (including our common stock), excluding any shares that are not treated as outstanding for federal income tax purposes. Our board, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. This ownership limit as well as other restrictions on ownership and transfer in our charter may:

•	Discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for holders of our common stock or that our stockholders otherwise believe to be in their best interests; and

•	Result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

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We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval.

A majority of our entire board, without stockholder approval, has the power under our charter to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and to set the terms of such newly classified or reclassified shares. As a result, we may issue one or more classes or series of common stock or preferred stock with preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption that are senior to, or otherwise conflict with, the rights of our common stockholders. Although our board has no such intention at the present time, it could establish a class or series of common stock or preferred stock that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit their ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements.

We are a holding company and our only material asset is our interest in our subsidiaries, and we are accordingly dependent upon distributions made by our subsidiaries to make payments, pay dividends and pay taxes.

We are a holding company with no material assets other than our ownership of our subsidiaries. As a result, we have no independent means of generating revenue or cash flow. Our ability to make payments, pay dividends and pay taxes will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Additionally, to the extent that we need funds and any of our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or any of our subsidiaries is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

The ability of our subsidiaries to make distributions to us may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which such subsidiary is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering such subsidiary insolvent. If our cash resources are insufficient to fund our obligations, we may be required to incur indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders.

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General Risk Factors

Litigation may adversely affect our business, financial condition and results of operations.

We are, from time to time, subject to legal proceedings and regulatory requirements applicable to our business and industry. Litigation can be lengthy, expensive and disruptive to our operations and results cannot be predicted with certainty. There may also be adverse publicity associated with litigation, regardless of whether the allegations are valid or whether we are ultimately found not liable. As a result, litigation could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

There can be no assurance that our corporate insurance policies will mitigate all insurable losses, costs or damages to our business.

Based on the history of the Predecessor Company Group and our type of business, we believe that we maintain adequate insurance coverage to cover probable and reasonably estimable liabilities should they arise. However, there can be no assurance that these estimates will prove to be sufficient, nor can there be any assurance that the ultimate outcome of any claim or event will not have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to our equity holders.

Cybersecurity threats and other security breaches and disruptions could compromise sensitive information belonging to us or our employees, borrowers and other counterparties and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of business, we may acquire and store sensitive data on our network, such as our proprietary business information and personally identifiable information of our prospective and current borrowers, loan guarantors and our employees. The secure processing and maintenance of this information is critical to our business strategy. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our information and technology systems as well as those of other related parties, such as service providers, may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats we face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us because we hold a significant amount of confidential and sensitive information about our investors, borrowers and potential investments. As a result, we may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on our network or other systems could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures that we take to ensure the integrity of our systems will provide protection, especially because cyberattack techniques change frequently or are not recognized until successful.

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Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the price of our common stock or other reasons may in the future cause us to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our board’s attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with employees and other service providers and make it more difficult to attract and retain qualified personnel. It could also negatively impact our ability to generate new loans. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Any projections, forecasts or estimates that we have issued or may issue in the future are subject to significant inherent uncertainties and may not be realized.

Any financial and other projections and forecasts or estimates that we have issued or may issue from time to time in the future are necessarily based on numerous assumptions, expectations and other inputs. As a result, they are inherently subject to significant business, economic, and competitive uncertainties and contingencies and other significant risks, many of which are beyond our control. Actual results can differ from our expectations, and those differences can be material. Any projections, forecasts or estimates should not be regarded as a representation by us as to the financial or other matters addressed by such projections, forecasts or estimates, as there can be no assurance that any of these projections, forecasts or estimates will be realized. In light of the foregoing, you should not place undue reliance on any projections, forecasts or estimates, which constitute forward-looking statements and are inherently subject to numerous significant risks and uncertainties.

The market price and trading volume of our securities may be volatile and could decline significantly.

The public trading markets have from time to time experienced significant price and volume fluctuations. The market price of our securities may be volatile and could decline significantly. In addition, the trading volume in our securities may fluctuate and cause significant price variations to occur. If the market price of our securities declines significantly, you may be unable to resell your securities at or above the price you purchased it at, or otherwise at a favorable price. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in our filings with the Securities and Exchange Commission;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the markets on which our securities are listed;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our securities;

•	perceptions of the investment opportunity associated with our securities relative to other investment alternatives;

•	the performance and market valuations of other similar companies;

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•	future announcements concerning our business or our competitors’ businesses;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	the impact of epidemics, other public health concerns, civil unrest and political uncertainty.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the trading price and trading volume of our securities could decline significantly.

The market for our securities may be influenced by the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts may not continue to publish research on us. If no securities or industry analysts maintain coverage of us, the market price and liquidity for our securities could be negatively impacted. If one or more of the analysts who cover us downgrade their opinions about our securities, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for securities could decrease, which might cause the trading price and trading volume to decline significantly.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our securities and may be dilutive to existing stockholders.

While we presently do not incur indebtedness to finance our business, there is no assurance that we may not incur debt or issue equity ranking senior to our stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders.

If our common stock becomes subject to the “penny stock” rules of the SEC, the trading market in our common stock may become significantly more limited, which would make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock could be considered a “penny stock” if it trades below $5.00. Under Rule 15g-9 of the Exchange Act, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Such broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of shares of our common stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

There can be no guarantee that we will make distributions or generate yields comparable to our current or historic levels.

The past distributions and yields of the Predecessor Companies are no guarantee of our future performance. Our distributions of dividends are not guaranteed and will be paid only to the extent earned by us and authorized by our board. Multiple factors could adversely impact our ability to generate income and pay dividends, such as those set forth under “— Market Risks Related to Real Estate Loans,” and “— Risks Related to Our Loan Portfolio.” The timing and amount of dividends will be determined by our board. There is no guarantee that we will achieve results that will allow us to pay a specified level of cash dividends or to increase the level of such dividends in the future.

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